UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 25, 2022

Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St.

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 991-0797

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AXON	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 25, 2022, the Board of Directors of Axon Enterprise, Inc. (“Axon” or the “Company”) accepted the resignation of Dr. Richard H. Carmona for his retirement from the Axon Board effective the date of Axon’s next annual shareholder meeting, which is expected to occur in late May 2022. Dr. Carmona submitted his resignation pursuant to the Company’s governance guidelines for director tenure, having served on the Board since 2007. Dr. Carmona currently serves on our Scientific and Medical Committee and as the chair of our Nominating and Corporate Governance Committee. Dr. Carmona’s resignation was not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 25, 2022 the Company’s Board of Directors adopted and approved amendments (the “Amendments”) to the Company's Bylaws.

The Amendments, which were effective as of January 25, 2022, (i) provide that the voting standard required to decide the election of a director nominee at any meeting of stockholders is by a majority of the votes properly cast for and against such nominee, unless the vote is contested, and (ii) lowers the threshold for stockholders to call a Special Meeting from a majority to 25%. The Amendments also made other conforming changes to the Bylaws. On January 31, 2022, the Company issued a press release related to the Amendments.

The foregoing description of the Amendments is not complete and is qualified in all respects by reference to the full text of the Bylaws, as amended and restated, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On January 31, 2022, Axon issued a press release announcing the retirement of Dr. Richard Carmona from the Board of Directors, as discussed above, as well as the amendments to its bylaws and other governance initiatives it was pursuing, including its plans to submit to stockholders at the Company’s 2022 annual meeting a proposal to declassify its Board of Directors (the “Declassification Proposal”).

A copy of the press release is filed with this Form 8-K at Exhibit 99.1.

Other Information

Axon plans to file with the Securities and Exchange Commission (the "SEC"), and furnish to its stockholders, a proxy statement in connection with the Declassification Proposal.  The Proxy Statement will contain important information about the Declassification Proposal as well as other matters. STOCKHOLDERS OF AXON ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AXON AND THE DECLASSIFICATION PROPOSAL. Stockholders will be able to obtain free copies of these documents and other documents filed with the SEC by Axon through the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of these documents from Axon by contacting the Company's Investor Relations by email at ir@axon.com, or by going to the Company's Investor Relations page on its website at investor.axon.com.

Participants in the Solicitation

The directors and executive officers of Axon may be deemed to be participants in the solicitation of proxies from the stockholders of Axon in connection with the Declassification Proposal. The following directors and executive officers of the Company are participants in the Company’s solicitation: Michael Garnreiter, Director, Hadi Partovi, Director, Mark W. Kroll, Director, Dr. Richard Carmona, Director, Matthew McBrady, Director, Julie Anne Cullivan, Director, Caitlin Kalinowski, Directors, Adriane Brown, Director, Patrick W. Smith, Director and Chief Executive Officer, Luke S. Larson,

President, Jawad Ahsan, Chief Financial Officer, Jeffrey Kunins, Chief Product Officer and EVP of Software, and Joshua M. Isner, Chief Revenue Officer. None of such participants owns in excess of 1% of the Company's common stock except for Patrick Smith. Mr. Smith beneficially owns 5% of the Company’s outstanding common stock. Additional information regarding the interests of participants in the solicitation of proxies in respect of the Annual Meeting will be included in the Proxy Statement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
3.1	Bylaws, as amended and restated
99.1	Press release dated January 31, 2022
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2022	Axon Enterprise, Inc.
(Registrant)

/s/ Jawad A. Ahsan
Jawad A. Ahsan
Chief Financial Officer